EXECUTION COPY

ARTIFACTS AGREEMENT

THIS ARTIFACTS AGREEMENT, dated December 31, 2012 (this "Agreement"), is made and entered into by and among PEEKAY SPA, LLC, a Delaware limited liability company ("Buyer"), Kris Butt ("KB"), Brian Barnett ("BB"), and Rick Barnett ("RB") (KB, BB and RB known collectively as the "Sellers", and each singly as a "Seller"), and Phyllis Heppenstall, as Seller Representative (the "Seller Representative"). The parties to this Agreement shall be referred to individually as a "Party" and collectively as the "Parties".

RECITALS

A. The Parties to this Agreement are also party to an Amended and Restated Common Stock Purchase Agreement, dated the same date as this Agreement (the "Purchase Agreement"), together with PEEKAY, INC., a Washington corporation ("Peekay"), and CONREV, INC., a Washington corporation, pursuant to which Buyer will purchase all of the outstanding stock in the Companies from the Sellers (the "Transaction").

B. Sellers own a collection of artifacts and memorabilia relating to Peekay's business (the "Business") spanning its years of operation (the "Artifacts"). The Artifacts are currently displayed at one of Peekay's retail stores located at 5301 Southcenter Blvd, Tukwila, WA 98188.

C. Upon the consummation of the Transaction, the Sellers desire to loan the Artifacts to Buyer for so long as the Artifacts are used by Buyer for legitimate purposes in the Business.

THEREFORE, the Parties agree as follows:

1. Sellers agree to loan the Artifacts to Buyer and its affiliates for so long as the Artifacts continue to be displayed in a retail store or other facility in the state of Washington operated by Buyer or its affiliates, or its or their permitted successors or assigns, for legitimate business purposes.

2. In the event Buyer or its affiliates no longer intend to display the Artifacts in a retail store or other facility in Washington for legitimate business purposes, or intend to destroy or otherwise dispose of the Artifacts such that they will no longer be used in the Business (collectively, "Triggering Event"), Buyer agrees to promptly notify each Seller and the Seller Representative at the addresses set forth on the signature page to this Agreement, who may elect to retrieve the Artifacts, at no cost to Buyer. All costs associated with such retrieval shall be borne by Buyer. In the event the Artifacts have not been retrieved within 90 days of providing notice to the Sellers and the Seller Representative, Buyer shall no longer be restricted from selling, transferring, moving or destroying the Artifacts. In the event of a sale of substantially all of the assets of Buyer or the Business, or any similar transaction, whether by merger or operation of law or otherwise, the acquiring or surviving company thereunder shall assume the obligations of Buyer under this agreement. If the acquiring or surviving company fails to assume such obligations, such sale or transfer shall be deemed a Triggering Event.

3. Notwithstanding anything herein to the contrary, Buyer shall have no liability with respect to the Artifacts. Except with respect to each Seller's right to retrieve the Artifacts as expressly set forth in Section 2 hereof, each Seller hereby irrevocably, unconditionally, and fully releases, remises, acquits and forever discharges Buyer and its successors and assigns, and each of their respective affiliates, directors, officers, employees and shareholders of and from any and all liability with respect to the Artifacts.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

5. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SELLERS:

Kris Butt, a natural person
29445 232nd Ave. S.E.
Black Diamond, WA 98010

Brian Barnett, a natural person
28010 SE 388 place
Enumclaw, WA 98022

Rick Barnett, a natural person
33255 139th Terrace SE
Auburn, WA 98092

SELLER REPRESENTATIVE

Phyllis Heppenstall
1302 W. Street NW
Auburn, WA 98001

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SELLERS:

____

Kris Butt, a natural person
29445 232nd Ave. S.E.
Black Diamond, WA 98010

Brian Barnett

Brian Barnett, a natural person
28010 SE 388 place
Enumclaw, WA 98022

Rick Barnett, a natural person
33255 139th Terrace SE
Auburn, WA 98092

SELLER REPRESENTATIVE

Phyllis Heppenstall

Phyllis Heppenstall
1302 W. Street NW
Auburn, WA 98001

BUYER:

PEEKAY SPA, LLC, a
Delaware limited liability company

By Ellery Roberts
Its President